EXHIBIT 10.8

AGREEMENT



         Agreement (hereinafter: "Agreement") dated this 6th day of January, 2004, by and between A.D. Pharma, Inc., a Florida corporation with its principal office at 1170 Highway A1A, Satellite Beach, Florida 32937 (hereinafter:
"PHARMA") and MedStrong International, Inc., a corporation with its principal office at 500 Silver Spur Road, Suite 101(hereinafter: "MEDSTRONG")

WHEREAS PHARMA has negotiated a licensing agreement with Imperial Gold Hong Kong, Inc. (hereinafter: "Imperial Gold") to which PHARMA has been granted the exclusive right to market within the United States of America an all natural alcohol detoxicant manufactured by Imperial Gold called "Notox" (as hereinafter defined: the "PRODUCT"); and

WHEREAS MEDSTRONG seeks to purchase from PHARMA up to ten (10%) percent of the gross revenues to be received by PHARMA from the sale of the PRODUCT within the United States of America, for a term of five (5) years following the execution of this Agreement; and

WHEREAS PHARMA wishes to sell to MEDSTRONG up to ten (10%) percent of the gross revenues to be received by PHARMA from the sale of the PRODUCT for a term of five (5) years following the execution of this Agreement.

           Now, therefore,  in consideration of Ten ($10.00)
Dollars in hand exchanged by the parties, and the mutual covenants hereinafter contained, the parties hereto agree as follows:

           1. Definitions. For purposes of this Agreement, and in addition to those terms as may be defined in the text of this Agreement, the following terms shall have the following meanings:

                A. "Product" - The Notox product line and any other derivative or products derived from the Notox product line developed and/or acquired by PHARMA.

                B. "Gross Proceeds" - The consideration, including cash, stock or other property, received by PHARMA and/or its Affiliate attributable to the sale within the United States of America of the PRODUCT to third parties.

                C. "Sale" - means any bona fide transaction for which consideration is received by PHARMA or its Affiliate for the sale, use, lease, transfer or other disposition of the PRODUCT. A sale of the PRODUCT shall be deemed complete at the time PHARMA or its Affiliate receives payment for such PRODUCT.

                D. "Affiliate" - means any legal entity directly or indirectly controlling, controlled by or under common control with PHARMA.

                E. "Control" - means the direct or indirect ownership by PHARMA of more than ten (10%) percent of the outstanding voting securities of a legal entity, or the right of PHARMA to receive more than ten (10%) percent of the profits or earnings of a legal entity, or the right of PHARMA to control the policy decisions of a legal entity.

        Section 2.  Options. PHARMA hereby grants to
MEDSTRONG the right to purchase up to ten (10%) percent of PHARMA's Gross Proceeds in accordance with the four options set forth in this Section 2:

                A.  Option 1. Within (10)  business  days or
sooner following the execution by PHARMA and Medstrong of a signed contract, MEDSTRONG shall deliver Seventy-Five Thousand ($75,000.00) Dollars (hereinafter: the "First Payment") to PHARMA, in consideration of which MEDSTRONG shall receive Three (3%) Percent of the Gross Proceeds.

                B.  Option 2.  Within  thirty-one  (31) days
following MEDSTRONG's delivery of the First Payment to PHARMA, MEDSTRONG shall deliver Fifty Thousand ($50,000.00) Dollars to PHARMA, in consideration of which MEDSTRONG shall receive an additional Two (2%) Percent of the Gross Proceeds;

                C.  Option  3.  Within  sixty-one  (61) days
following MEDSTRONG's delivery of the First Payment to PHARMA, MEDSTRONG shall deliver Fifty Thousand ($50,000.00) Dollars to PHARMA, in consideration of which MEDSTRONG shall receive an additional Two (2%) Percent of the Gross Proceeds;

                D.  Option 4.  Within  ninety-one  (91) days
following MEDSTRONG's delivery of the First Payment to PHARMA, MEDSTRONG shall deliver Seventy-Five Thousand ($75,000.00) Dollars to PHARMA, in consideration of which MEDSTRONG shall receive an additional Three (3%) Percent of the Gross Proceeds.

           The date by which the monies are to be received by PHARMA as set forth in Options 1 through 4 herein is referred to as the "Exercise Date".

           The parties agree that although it is MEDSTRONG's intention to exercise all four (4) options described herein, there is no obligation on the part of MEDSTRONG to do so. In the event that MEDSTRONG exercises less than all four (4) options by the Exercise Date specified in each option, MEDSTRONG acknowledges that it will receive less than Ten (10%) Percent of the Gross Proceeds. Notwithstanding anything herein to the contrary, if PHARMA does not receive from MEDSTRONG the entire amount of the payment specified in each option on or before the Exercise Date set forth herein for each such option, and an alternate date for the receipt by PHARMA of the entire payment due pursuant to such option is not agreed to in writing by MEDSTRONG and PHARMA, then MEDSTRONG shall be deemed to have waived its right to obtain that percentage of the Gross Proceeds applicable to such unexercised option. Any such waiver by MEDSTRONG affects neither options previously exercised by MEDSTRONG and the vested Gross Proceeds received by MEDSTRONG pursuant thereto nor any future option whose exercise date has not passed, but does affect the dollar amount of the "Re-Purchase Option". The percentage of the Gross Proceeds to be received by MEDSTRONG pursuant to its exercise of the options set forth herein shall be called, collectively, the "Royalty Interest".

           Section 3. Term. MEDSTRONG shall receive the Royalty Interest for a period of Five (5) years following the date of this Agreement (hereinafter: the "Initial Term"). MEDSTRONG has agreed to receive the Royalty Interest over the period of the Initial Term based on the assumption that revenues received by PHARMA from the sale of the Product shall equal or exceed Five Hundred Thousand Dollars ($500,000.00) during the first year of the Initial Term and One Million dollars ($1,000,000.00) during each of the succeeding four (4) years. For each year during the Initial Term that PHARMA fails to receive the assumed revenues, MEDSTRONG shall be entitled to receive the Royalty Interest for one additional year beyond the Initial Term. For example, if PHARMA fails to receive the assumed revenues in the first, third and fourth years of the Initial Term, MEDSTRONG will be entitled to receive the Royalty Interest for three (3) additional years beyond the Initial Term. The Initial Term with such additional years (if any) as may be added pursuant to this Section 3 shall hereinafter be referred  to as the "Final  Term".  Upon the  expiration  or earlier termination of the Final Term all rights of MEDSTRONG to receive the Royalty Interest shall end and there shall be no further obligation on the part of either party.

           Section 4. All monies payable to MEDSTRONG as a Royalty Interest by PHARMA pursuant to this Agreement shall be paid by PHARMA within ten (10) business days after the end of each calendar quarter following the execution of this Agreement. Said payments shall be mailed by PHARMA to MEDSTRONG at500 Silver Spur Road, Suite 101, Rancho Palos Verdes, California 90274. Simultaneously with each payment by PHARMA of the Royalty Interest due to MEDSTRONG for the preceding calendar quarter, PHARMA will provide detailed information to MEDSTRONG showing the computation of Gross Proceeds and the calculation of MEDSTRONG's Royalty Interest. MEDSTRONG will have the right to audit the books and records of PHARMA on a quarterly basis by providing thirty (30) days prior to audit written notice is given to PHARMA of said request.

           Section 5. PHARMA may re-purchase the entirety of MEDSTRONG's Royalty Interest at any time during the Term of this Agreement for Five Million ($5,000,000.00) Dollars (hereinafter: the "Re-Purchase Option"). PHARMA may exercise it Re-Purchase Option by forwarding notice to MEDSTRONG of the exercise of its Re-Purchase Option together with payment of Five Million ($5,000,000.00) Dollars in good funds. Immediately upon MEDSTRONG's receipt of notice of PHARMA's exercise of its Re-Purchase Option and the Five Million ($5,000,000.00) Dollars, MEDSTRONG's rights to the Royalty Interest it purchased pursuant to this Agreement shall end and there will be no further obligation on the part of either party. This "Re-Purchase Option" amount of $5,000,000.00 is based on all four (4) Purchase Options being fulfilled within 91 days from first Option Payment. Each Option Payment paid represents a percentage of the $5,000,000.00 total Re-Purchase Option (RPO) amount to be paid by PHARMA to buy out the contract from MEDSTRONG as follows: Purchase Option One paid - 30% ($1,500,000.00) RPO

Purchase Option One and Two paid - 50% ($2,500,000.00) RPO

Purchase Option One, Two and Three paid - 70% ($3,500,000.00) RPO

Purchase Option One, Two, Three and Four paid - 100% ($5,000,000.00) RPO



           Section 6. If PHARMA's rights to market the PRODUCT in the United States of America is sold or assigned by PHARMA during the term of this Agreement, including extensions, MEDSTRONG will receive from PHARMA that percentage of the Gross Proceeds of such sale equivalent to the percentage Royalty Interest acquired by MEDSTRONG pursuant to this Agreement.

"Notwithstanding any sale or assignment of PHARMA's rights hereunder, Medstrong shall remain entitled to receive the Royalty Interest for the duration of the Final Term from the purchaser/assignee."

           Section  7.  Representations  by  Pharma.  PHARMA
hereby represents to MEDSTRONG that:

                a. all information contained in the answers to the due diligence request annexed hereto as Exhibit 1 are true and correct as of the date hereof.

                b. It has received documented assurances from Imperial Gold that, with respect to the Notox product name or under any other product name using the ingredients of the PRODUCT or its proprietary extracting methods, Imperial Gold will do whatever possible to avoid competition between PHARMA and other companies with whom Imperial Gold has or may have contractual agreements within PHARMA's licensed territory.

                c. The articles  published by Ying-Jie Chan,
PH.D.,     in     the      International      Journal     of

Neuropsychopharmacology,  Volume  III,  Supplement  1, July,
2000, page S315, abstract number: P.13.26 and P.13.27 describe the effectiveness and content of the PRODUCT.

                d. To the best of its knowledge, ownership of the Notox formula is not in dispute and that Imperial Gold has the worldwide manufacturing rights to the PRODUCT developed by Professor Ying-Jie Chan, PHD and his team of researchers at the Chen Yang Pharmaceutical University in Chen Yang, China.

                e. It owns the design and trademarks of the packages and the dies to produce same as set forth in
Exhibit 2.

           Section 8. MEDSTRONG acknowledges that PHARMA has a legitimate interest in trade secrets, its good name and reputation, customers and customer lists. Further, MEDSTRONG acknowledges that PHARMA may have acquired significant goodwill associated with its name, trademarks (whether or not registered), business location and trade address.

           Accordingly, MEDSTRONG covenants and agrees that during the Term of this Agreement and for three (3) years following the expiration or earlier termination of this Agreement, MEDSTRONG shall not, either alone or with the combination of others, undertake any business activity or otherwise engage in any activity that will require it to reveal or use any Confidential Information (as hereinafter defined) of PHARMA, nor directly or indirectly, own, operate, manage, join, control, participate in the ownership, management, operation and/or control of, or be paid or employed by, or otherwise become associated with or provide assistance to, as an employee, agent, advisor, independent contractor, officer, director, shareholder, owner or otherwise, any business or activity throughout the United States of America which is a direct competitor of PHARMA or any of its Affiliates.

           Section 9. MEDSTRONG has the right to assign its rights pursuant to this Agreement, including any extensions of the Term of this Agreement pursuant to Section 3 hereof, upon the giving of fifteen (15) days written notice to PHARMA in accordance with the provisions hereof. Notwithstanding the foregoing, MEDSTRONG may not assign this Agreement to any entity and/or enterprise which reasonably may be considered competitive with PHARMA. Any such assignment must be approved in writing by PHARMA, which approval will not be unreasonably delayed or withheld.

           Section 10. Arbitration. Any dispute under this Agreement shall be settled in the County of Fairfield, State of Connecticut, by arbitration before a panel of three arbitrators: on selected by PHARMA, one selected by MEDSTRONG and the third selected by the two so chosen. The arbitration shall be commenced by the initiating party (I) notifying the other of its demand for arbitration and the name of the arbitrator it has selected and (ii) demanding the other party select its arbitrator. If the second arbitrator is not selected within (30) days of receipt of demand, he/she shall be selected in accordance with the rules and regulations of the American Arbitration Association ("AAA"). Except as otherwise provided herein, arbitration under this section shall be conducted in accordance with the rules and regulations then in effect of the "AAA" or its successor.



While the arbitration is pending, each party shall pay the fees and expenses of the arbitrator it selected and one half of the fees and expenses of the third arbitrator. The failure by either party to pay the fees and expenses described herein shall entitle the other party to an immediate decision in its favor on all issues that re the subject of the arbitration. At the conclusion of the arbitration proceeding, fees and expenses shall be reimbursed as set forth below.



If any action, whether at law, in equity, or in arbitration, is necessary to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and expenses, arbitrator's fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.



           Section 11. Notices. Any and all notices and elections permitted or required to be given hereunder shall be in writing and mailed, postage pre-paid, by certified or registered mail, return receipt requested, addressed to the party to whom given at the following addresses or to any subsequent address of which the party has notified the other in accordance with the provisions hereof:

If to PHARMA, then at:          A.D. Pharma, Inc.

                                1170 Highway A1A

                                Satellite Beach, FL  32937



With a copy to:                 Mark D. Shuman, Esq.


                                Gray Robinson, P.A.


                                1800 W. Hibiscus Blvd.,
                                Suite 138

                                Melbourne, FL  32901



If to MEDSTRONG, then at:       MedStrong International, Inc.
                                500 Silver Spur Road
                                Suite 101
                                Rancho Palos Verdes, California, 90274





With a copy to:                 Joel San Antonio
                                350 Bedford St.
                                Stamford, Connecticut 06901

           Section 12. A. No amendment or modification to this Agreement shall be binding unless in writing and signed by all parties.

                B. This Agreement shall be governed in all respects as to validity, construction, capacity, performance and otherwise by the laws of the state of Connecticut.

                C. If any provision of this Agreement or the application thereof shall be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby.

                D.  This  Agreement   supersedes  any  other
agreement,  including  any  Letter of  Intent,  made  and/or
executed   by  the   parties   hereto  and  related  to  the
transaction contemplated herein.

                E.  MEDSTRONG  and PHARMA  each  acknowledge
that it has relied on no promise, understanding or representation which may have been made prior to or simultaneously with the execution of this Agreement, but which is not specifically set forth herein. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understanding and agreements, whether written or oral. Each party hereto agrees to execute any and all other and additional documents and instruments as may be reasonably requested by the other party to carry out the intent of this Agreement.

            Executed as a sealed instrument as of the date set forth above.

Witness:
A.D. PHARMA , INC.



By:/S/ Rae McCabe
   --------------

Rae McCabe, President



Witness;
MEDSTRONG, INC.






By: /S/ Jerry R. Farrar
   --------------------

Jerry R. Farrar, Chief Executive Officer